ATLAS RESOURCES, LLC

May 1, 2006

ELECTRONIC FILING

Securities and Exchange Commission
Mail Stop 0405
450 Fifth Street N. W.
Washington, DC 20549

RE:        Registration Statement on Form 8-A for
Limited Partnership Units in
Atlas America Public #15-2005(A) L.P. (the “Registrant”)

Dear Sir or Madam:

Pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, enclosed for filing on behalf of the Registrant in connection with the Registrant’s securities is a Registration Statement on Form 8-A, with exhibits thereto.

The Registrant is a Delaware limited partnership that produces and markets primarily natural gas produced from wells that it drills. The Managing General Partner of the Partnership is Atlas Resources, LLC.

Please direct any questions or comments with respect to this filing to the undersigned or at (330) 896-8510.

Very truly yours,

ATLAS RESOURCES, LLC

/s/ Nancy J. McGurk
Nancy J. McGurk
Senior Vice President,
Chief Accounting Officer,
Chief Financial Officer
Enclosure

United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATLAS AMERICA PUBLIC #15-2005 (A) L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-3208344
(State of	(I.R.S. Employer
incorporation or organization)	Identification No)

311 Rouser Rd.
Moon Township, PA	15108
(address of principal executive offices)	Zip Code

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) check the following box ☑

Securities Act registration statement file number to which this from relates (if applicable): 333-127355

Securities to be registered pursuant to Section 12(g) of the Act:

Investor General Partner Units, Converted Limited Partner Units and Limited Partner Units

(Title of Class)

Item 1:	DESCRIPTION OF REGSTRANT’S SECURITIES TO BE REGISTERED

Information concerning “Description of Registrant’s Securities to be Registered” with respect to the Registrant’s limited partnership interests is set forth in:

•	The Exhibits to the Registrant’s Registration Statement on Form S-1, No. 333-127355 as set forth in Item 2: EXHIBITS, below.

•	The Exhibits to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement, No. 333-127355, as set forth in Item 2: EXHIBITS, below.

•	The Registrant’s Form 10-KSB for the year ended December 31, 2005.

All of this information is incorporated herein by reference except as set forth below.

Item 2:	EXHIBITS

Except as otherwise noted in the footnotes set forth below, the following documents are filed as exhibits to this registration statement:

4.1       Certificate of Limited Partnership Agreement for Atlas America Public #15-2005(A) L.P. (1)

4.2	Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2005 (A) L.P.

5.1         Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units. (2)

8.1       Opinion of Kunzman & Bollinger, Inc. as to tax matters. (3)

10.1       Drilling and Operating Agreement with certain exhibits.

13.1     The Registrant’s Form 10-KSB for the year ended December 31, 2005, excluding the Exhibits. (4)

23.1  Consent of Grant Thornton, L.L.P

23.2  Consent of United Energy Development Consultants, Inc.

23.3  Consent of Wright & Company, Inc.

23.4  Consent of Kunzman & Bollinger, Inc.

99.1	Exhibits 10(c), 10(d), 10(e), 10(f), 10(g), 10(h), 10(i), 10(j), 10(k), 10(l), 10(m) and 10(n) to the Registrant’s Registration Statement on Form S-1, No. 333-127355 (5)

(1)	Incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.

(2)	Incorporated by reference to Exhibit 5 to Pre-Effective Amendment No. 1, filed October 3, 2005, to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.

(3)	Incorporated by reference to Exhibit 8 to Pre-Effective Amendment No. 1, filed October 3, 2005, to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.

(4)	Incorporated by reference to the Registrant’s Form 10-KSB, excluding the exhibits, for the year ended December 31, 2005, filed March 30, 2006.

(5)	Incorporated by reference to the enumerated Exhibits to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Atlas America Public #15-2005 (A) L.P.
By: Atlas Resources, LLC, Managing General Partner

        By: /s/ Nancy J. McGurk    May 1, 2006
Nancy J. McGurk Date
Senior Vice President,
Chief Accounting Officer,
Chief Financial Officer

EXHIBIT INDEX

4.1        Certificate of Limited Partnership Agreement for Atlas America Public #15-2005 (A) L.P. (1)

4.2	Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2005 (A) L.P.

5.1        Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units. (2)

8.1        Opinion of Kunzman & Bollinger, Inc. as to tax matters. (3)

10.1      Drilling and Operating Agreement with exhibits.

13.1      The Registrant’s Form 10-KSB for the year ended December 31, 2005. (4)

23.1.	Consent of Grant Thornton, L.L.P

23.2.  Consent of United Energy Development Consultants, Inc.

23.3.  Consent of Wright & Company, Inc.

23.4.  Consent of Kunzman & Bollinger, Inc.

99.1        Exhibits 10(c), 10(d), 10(e), 10(f), 10(g), 10(h), 10(i), 10(j), 10(k), 10(l), 10(m) and 10(n) to the  Registrant’s  Registration Statement on Form S-1, No. 333-127355 (5)

(1)	Incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.
(2)	Incorporated by reference to Exhibit 5 to Pre-Effective Amendment No. 1, filed October 3, 2005, to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.
(3)	Incorporated by reference to Exhibit 8 to Pre-Effective Amendment No. 1, filed October 3, 2005, to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.
(4)	Incorporated by reference to the Registrant’s Form 10-KSB, excluding the exhibits, for the year ended December 31, 2005, filed March 30, 2006.
(5)	Incorporated by reference to the enumerated Exhibits to the Registrant’s Registration Statement on Form S-1, No. 333-127355, filed August 9, 2005.

Item 1:	DESCRIPTION OF REGSTRANT’S SECURITIES TO BE REGISTERED

Information concerning “Description of Registrant’s Securities to be Registered” with respect to the Registrant’s limited partnership interests is set forth in:

•	The Exhibits to the Registrant’s Registration Statement on Form S-1, No. 333-127355.

•	The Exhibits to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement, No. 333-127355

•	The Registrant’s Form 10-KSB for the year ended December 31, 2005.

All of this information is incorporated herein by reference except as set forth below.